UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURUSANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                        National Investment Managers Inc.
             (Exact name of registrant as specified in its charter)

                               Florida 59-2091510
                    (State of Incorporation (I.R.S. Employer
                       or Organization) Identification no)
                      ------------------------------------
                          830 Third Avenue, 14th Floor
                               New York, NY 10022
                  (Address, including Zip Code, of Registrant's
                          Principal Executive Offices)

       If this form relates to the              If this form relates to
       the registration of a class              of registration of a
       class of securities pursuant to Section  securities pursuant to Section
       12(b) of the Exchange Act and            12(g) of the Exchange Act and
       is effective pursuant to General         is effective pursuant General
       Instruction A.(c), please check          Instruction A.(d), please check
       the following box. [ ]                   the following box [X]

                      ------------------------------------

Securities Act registration statement file number to which this form relates:
333-124161

Securities Act to be registered pursuant to Section 12(b) of the Act:

           Title of each Class                   Name of Each Exchange on Which
           to be so registered                   Each Class is to be Registered
-------------------------------------------      ------------------------------

                  None                                       N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value per share

Item 1.  Description of Registrant's Securities To Be Registered.

The description of the Common Stock, par value $.001 per share, of National Investment Managers Inc. (the "Company") to be registered hereunder is contained under the caption "Description of Securities" in the Prospectus which constitutes a part the Company's Registration Statement on Form SB-2 (File No. 333-124161) originally filed with the Securities and Exchange Commission on April 19, 2005, as the same may be subsequently amended, which is hereby incorporated herein by reference.

Item 2.  Exhibits

The documents listed below are filed as exhibits to this Registration Statement:

Exhibit No.
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*3.1  Certificate of Incorporation of the Company, as amended

*3.2  Amended and Restated Bylaws of the Company

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* Incorporated by reference to the identically numbered exhibits in the
Company's Registration Statement on Form SB-2 (File No. 333-124161), filed on April 19, 2005.

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April  20, 2005                      National Investment Managers Inc.

                                            By: /s/ Richard E. Stierwalt
                                            ---------------------------------
                                            Name:  Richard E. Stierwalt
                                            Title:    President and
                                            Chief Executive
                                            Officer